eHealth, Inc. Announces Third Quarter 2023 Results
Entered AEP on strong financial and operational foundation

SANTA CLARA, California — November 8, 2023 — eHealth, Inc. (Nasdaq: EHTH), a leading private online health insurance marketplace, today announced its financial results for the third quarter ended September 30, 2023.

CEO Comments

“eHealth delivered solid Q3 results reflecting favorable member retention trends, an increase in Medicare Advantage lifetime value, and better than expected cash collections on our existing book of business. Our Q3 results also reflect a substantial investment in scaling our telesales organization ahead of the Medicare Annual Enrollment Period. Also in the lead-up to this year’s AEP, eHealth completed a full rebrand, continued to streamline our omnichannel enrollment platform, expanded our sales training programs, and deepened our local market focus. Our net positive operating cash flow year-to-date is indicative of our strong financial position, and I remain confident in our ability to meet or exceed our financial and operational goals for the fourth quarter.” – Fran Soistman, Chief Executive Officer

Results Overview
■Q3 2023 revenue increased 21% year-over-year to $64.7 million, including $12.2 million in positive net adjustment revenue reflective of positive trends in customer retention and commissions.
■Successfully completed our AEP preparations; achieved our licensed agent headcount goals and conducted a comprehensive training program.
■Q3 2023 Medicare Advantage LTV increased 5% to $997 from $953 in Q3 2022, driven primarily by strong performance of existing member cohorts both in retention and cash generation.
■Encouraging retention trends for most recent AEP cohort which continues to retain better than prior two AEP cohorts.
■Q3 2023 total operating costs and expenses increased 2% to $104.1 million compared to $101.6 million in Q3 2022 reflecting investments in our telesales capacity ahead of the AEP.
■Successfully completed our company rebrand in early October, which was designed to reflect the transformational work from the past two years and to foster greater brand recognition.
■Q3 2023 marketing and advertising expense declined 5% year-over-year to $29.0 million, driven by a 9% decline in variable marketing expense partially offset by our rebrand investments.
■Q3 2023 GAAP net loss of $37.0 million improved $2.1 million compared to Q3 2022 GAAP net loss of $39.1 million.
■Q3 2023 adjusted EBITDA(1) of $(28.1) million improved $5.0 million compared to Q3 2022 adjusted EBITDA(1) of $(33.1) million.
■Q3 2023 cash used in operations of $24.7 million improved $5.0 million compared to Q3 2022.
■Operating cash flow for the trailing twelve months ended September 30, 2023 of $8.1 million, a significant improvement from operating cash flow for the trailing twelve months ended September 30, 2022 of $(110.6) million.
■$160.6 million in cash, cash equivalents and marketable securities as of September 30, 2023.
■Commissions receivable balance of $780.6 million as of September 30, 2023.
__________
Note: See the tables at the end of this press release for a reconciliation of our GAAP financial measures to our non-GAAP financial measures for the relevant periods and footnote (1) on page 13 at the end of this press release for definitions of our non-GAAP financial measures.

2023 Guidance
Based on information available as of November 8, 2023, we are reiterating guidance for the full year ending December 31, 2023. These expectations are forward-looking statements and we assume no obligation to update these statements. Actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in eHealth’s annual and quarterly reports filed with the Securities and Exchange Commission.

The following guidance is for the full year ending December 31, 2023:

•Total revenue is expected to be in the range of $439 million to $459 million.
•GAAP net loss is expected to be in the range of $46 million to $26 million.
•Adjusted EBITDA(1) is expected to be in the range of $(3) million to $17 million.
•Operating cash flow is expected to be in the range of $(30) million to $(15) million.

Webcast and Conference Call Information

A webcast and conference call will be held today, Wednesday, November 8, 2023 at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time. Individuals interested in listening to the conference call may do so by dialing (888) 259-6580. The participant passcode is 35927542. The live and archived webcast of the call will also be available under “News and Events” on the Investor Relations page of our website at https://ir.ehealthinsurance.com.

About eHealth, Inc.

We’re Matchmakers. For over 25 years, eHealth has helped millions of Americans find the healthcare coverage that fits their needs at a price they can afford. Consumers can visit our health insurance marketplace at eHealth.com, or call us to speak with a licensed insurance agent at 1-833-964-1202. As a leading independent licensed insurance agency and advisor, eHealth offers access to over 180 health insurers, including national and regional companies.

For more information, visit eHealth.com, or follow us on LinkedIn, Facebook, Instagram, and X. Open positions can be found on our career page.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations regarding our business, including market opportunity, consumer demand and our competitive advantage; our expectations for enrollment growth and quality; our expectations regarding our financial performance; our preparation for the annual enrollment period; our expectations regarding our operations and costs; our estimates regarding total membership, Medicare, individual and family plan, ancillary products and small business memberships; our estimates regarding constrained lifetime values of commissions per approved member by product category; our estimates regarding cash collections from members approved in prior periods; our estimates regarding costs per approved member; our 2023 annual guidance for total revenue, GAAP net loss, adjusted EBITDA and operating cash flow; our expectations regarding the impact of investments in our telesales organization; and other statements regarding our future operations, financial condition, prospects and business strategies.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. In particular, we are required by Accounting Standards Codification 606 — Revenue from Contracts with Customers to make numerous assumptions that are based on historical trends and our management’s judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in this press release carefully.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, our ability to retain existing members and enroll new members during the annual healthcare open enrollment period, the Medicare annual enrollment period, the Medicare Advantage open enrollment period and other special enrollment periods; changes in laws, regulations and guidelines, including in connection with healthcare reform or with respect to the marketing and sale of Medicare plans; competition, including competition from government-run health insurance exchanges and other sources; the seasonality of our business and the fluctuation of our operating results; our ability to accurately estimate membership, lifetime value of commissions and commissions receivable; changes in product offerings among carriers on our ecommerce platform and changes in our estimated conversion rate of an approved member to a paying member and the resulting impact of each on our commission revenue; the concentration of our revenue with a small number of health insurance carriers; our ability to execute on our growth strategy and other business initiatives; changes in our management and key employees; our ability to hire, train, retain and ensure the productivity of licensed insurance agents, or benefit advisors, and other employees; exposure to security risks and our ability to safeguard the security and privacy of confidential data; our relationships with health insurance carriers; the success of our carrier advertising and sponsorship program; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to effectively manage our operations as our business evolves and execute on our transformation plan and other strategic initiatives; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; changes in the market for private health insurance; consumer satisfaction of our service and actions we take to improve the quality of enrollments; changes in member conversion rates; changes in commission rates; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy-eligible individuals through government-run health insurance exchanges; our ability to maintain and enhance our brand identity; our ability to derive desired benefits from investments in our business, including membership growth and retention initiatives; reliance on marketing partners; the impact of our direct-to-consumer mail, email, social media, telephone and television marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; the restrictions in our debt obligations; the restrictions in our investment agreement with convertible preferred stock investors; our ability to raise additional capital; compliance with insurance, privacy, cybersecurity and other laws and regulations; the outcome of litigation in which we may from time to time be involved; the performance, reliability and availability of our information technology systems, ecommerce platform and underlying network infrastructure, including any new systems we may implement; public health crises, pandemics, natural disasters, changing climate conditions and other extreme events; general economic conditions, including inflation, recession, financial, banking and credit market disruptions; and our ability to affectively administer our self-insurance program. Other factors that could cause operating, financial and other results to differ are described in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the Investor Relations page of our website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations Contact

Kate Sidorovich, CFA
Senior Vice President, Investor Relations & Strategy
investors@ehealth.com
http://ir.ehealthinsurance.com

EHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$152,118	$144,401
Short-term marketable securities	8,469	—
Accounts receivable	522	2,633
Contract assets – commissions receivable – current	212,399	242,749
Prepaid expenses and other current assets	23,233	11,301
Total current assets	396,741	401,084
Contract assets – commissions receivable – non-current	568,177	641,555
Property and equipment, net	5,427	5,501
Operating lease right-of-use assets	23,943	26,516
Restricted cash	3,090	3,239
Other assets	28,998	34,716
Total assets	$1,026,376	$1,112,611

Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$7,004	$6,732
Accrued compensation and benefits	26,793	20,690
Accrued marketing expenses	7,423	23,770
Lease liabilities – current	6,902	6,486
Other current liabilities	5,126	2,887
Total current liabilities	53,248	60,565
Long-term debt	67,321	66,129
Deferred income taxes – non-current	23,048	32,359
Lease liabilities – non-current	30,138	34,187
Other non-current liabilities	4,101	5,132
Total liabilities	177,856	198,372
Convertible preferred stock	288,883	263,284
Stockholders’ equity:
Common stock	40	40
Additional paid-in capital	794,135	777,187
Treasury stock, at cost	(199,998)	(199,998)
Retained earnings (accumulated deficit)	(34,407)	73,799
Accumulated other comprehensive loss	(133)	(73)
Total stockholders’ equity	559,637	650,955
Total liabilities, convertible preferred stock and stockholders’ equity	$1,026,376	$1,112,611

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2023	2022		2023	2022
Revenue:
Commission	$57,239	$48,977	17%	$185,428	$190,662	(3)%
Other	7,479	4,399	70%	19,781	18,373	8%
Total revenue	64,718	53,376	21%	205,209	209,035	(2)%
Operating costs and expenses(a):
Cost of revenue	194	494	(61)%	662	790	(16)%
Marketing and advertising	28,988	30,556	(5)%	85,171	118,973	(28)%
Customer care and enrollment	40,682	29,398	38%	100,501	100,711	—%
Technology and content	13,828	19,399	(29)%	43,872	56,842	(23)%
General and administrative	20,422	17,300	18%	63,445	54,485	16%
Impairment, restructuring and other charges	—	4,498	(100)%	—	10,690	(100)%
Total operating costs and expenses	104,114	101,645	2%	293,651	342,491	(14)%
Loss from operations	(39,396)	(48,269)	18%	(88,442)	(133,456)	34%
Other expense, net	(138)	(647)	79%	(622)	(2,835)	78%
Loss before income taxes	(39,534)	(48,916)	19%	(89,064)	(136,291)	35%
Benefit from income taxes	(2,509)	(9,767)		(8,660)	(26,898)
Net loss	(37,025)	(39,149)	5%	(80,404)	(109,393)	26%
Preferred stock dividends	(5,320)	(4,933)		(15,644)	(14,420)
Change in preferred stock redemption value	(4,898)	(2,916)		(12,158)	(8,173)
Net loss attributable to common stockholders	$(47,243)	$(46,998)	(1)%	$(108,206)	$(131,986)	18%

Net loss per share attributable to common stockholders:
Basic and diluted	$(1.68)	$(1.72)	2%	$(3.88)	$(4.83)	20%
Weighted-average number of shares used in per share:
Basic and diluted	28,114	27,346	3%	27,863	27,329	2%

_____________________________ (a) Includes stock-based compensation expense as follows:
Marketing and advertising	$605	$570		$1,598	$1,311
Customer care and enrollment	836	610		2,229	1,576
Technology and content	1,306	1,341		3,384	5,012
General and administrative	3,807	2,623		10,530	8,035
Total stock-based compensation expense	$6,554	$5,144	27%	$17,741	$15,934	11%

Non-GAAP Results(1):
Adjusted EBITDA	$(28,097)	$(33,069)	15%	$(55,560)	$(91,147)	39%
Adjusted EBITDA margin	(43)%	(62)%	30%	(27)%	(44)%	38%
__________
Note: See accompanying footnotes on page 13.

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating activities:
Net loss	$(37,025)	$(39,149)	$(80,404)	$(109,393)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	614	934	1,908	2,971
Amortization of internally developed software	4,131	4,624	13,233	12,714
Stock-based compensation expense	6,554	5,144	17,741	15,934
Deferred income taxes	(2,611)	(9,891)	(9,311)	(27,207)
Impairment charges	—	3,734	—	3,734
Other non-cash items	106	204	5	1,333
Changes in operating assets and liabilities:
Accounts receivable	121	(1,363)	2,110	3,946
Contract assets – commissions receivable	9,148	15,794	104,160	122,410
Prepaid expenses and other assets	(12,473)	(11,928)	(12,597)	2,728
Accounts payable	802	793	181	(7,118)
Accrued compensation and benefits	5,823	3,269	6,102	(1,345)
Accrued marketing expenses	989	(1,460)	(16,347)	(28,175)
Deferred revenue	1,040	(1,064)	1,323	(284)
Accrued expenses and other liabilities	(1,900)	723	(1,410)	(538)
Net cash provided by (used in) operating activities	(24,681)	(29,636)	26,694	(8,290)
Investing activities:
Capitalized internal-use software and website development costs	(2,826)	(4,164)	(7,028)	(12,540)
Purchases of property and equipment and other assets	(1,386)	35	(1,759)	(192)
Purchases of marketable securities	—	—	(48,602)	(8,402)
Proceeds from redemption and maturities of marketable securities	28,500	—	40,900	45,269
Net cash provided by (used in) investing activities	24,288	(4,129)	(16,489)	24,135
Financing activities:
Net proceeds from debt financing	—	—	—	64,862
Net proceeds from exercise of common stock options and employee stock purchases	—	—	262	1,054
Repurchase of shares to satisfy employee tax withholding obligations	(884)	(467)	(1,935)	(2,901)
Principal payments in connection with leases	(8)	(26)	(33)	(90)
Payments of preferred stock dividends	—	—	(873)	—
Net cash provided by (used in) financing activities	(892)	(493)	(2,579)	62,925
Effect of exchange rate changes on cash, cash equivalents and restricted cash	69	(225)	(58)	(438)
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,216)	(34,483)	7,568	78,332
Cash, cash equivalents and restricted cash at beginning of period	156,424	197,980	147,640	85,165
Cash, cash equivalents and restricted cash at end of period	$155,208	$163,497	$155,208	$163,497

EHEALTH, INC.
SEGMENT INFORMATION
(in thousands, unaudited)

We evaluate our business performance and manage our operations as two distinct reporting segments: Medicare and Individual, Family and Small Business. This identification of reportable segments is consistent with how the segments report to and are managed by our chief executive officer, who is our chief operating decision maker. The Medicare segment consists primarily of amounts earned from our sale of Medicare-related health insurance plans, including Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans (collectively, the “Medicare Plans”), fees for the performance of administrative services and to a lesser extent, amounts from our sale of ancillary products sold to our Medicare-eligible customers, including but not limited to, dental and vision plans, as well as amounts we are paid in connection with our advertising program for marketing and other services. The Individual, Family and Small Business segment consists primarily of amounts earned from our sale of individual, family and small business health insurance plans, including both qualified and non-qualified plans, and ancillary products sold to our non-Medicare-eligible customers, including but not limited to, dental, vision, and short-term insurance. To a lesser extent, the Individual, Family and Small Business segment consists of amounts earned from our online sponsorship program that allows carriers to purchase advertising space in specific markets in a sponsorship area on our website, our licensing to third parties for the use of our health insurance ecommerce technology, and our delivery and sale to third parties of individual and family health insurance plan leads generated by our ecommerce platforms and our marketing activities.

Marketing and advertising, customer care and enrollment, technology and content and general and administrative operating expenses that are directly attributable to a segment are reported within the applicable segment. Indirect marketing and advertising, customer care and enrollment and technology and content operating expenses are allocated to each segment based on usage. Corporate consists of other indirect general and administrative operating expenses, excluding stock-based compensation expense, depreciation and amortization, which are managed in a corporate shared services environment and, since they are not the responsibility of segment operating management, are not allocated to the reportable segments and are instead reported within Corporate.

The performance of each reportable segment is evaluated based on several factors, including revenue and segment profit (loss), which is calculated as total revenue for the applicable segment less direct and indirect allocated marketing and advertising, customer care and enrollment, technology and content and general and administrative operating expenses, excluding stock-based compensation expense, depreciation and amortization, impairment, restructuring and other charges, and other income (expense), net. Senior management uses segment profit (loss) to evaluate segment performance because they believe this measure is indicative of performance trends and the overall earnings potential of each segment.

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2023	2022		2023	2022
Revenue:
Medicare	$55,523	$45,137	23%	$172,787	$181,266	(5)%
Individual, Family and Small Business	9,195	8,239	12%	32,422	27,769	17%
Total revenue	$64,718	$53,376	21%	$205,209	$209,035	(2)%

Segment profit (loss):
Medicare	$(17,471)	$(22,962)	24%	$(25,539)	$(63,050)	59%
Individual, Family and Small Business	4,631	2,688	72%	18,737	12,285	53%
Segment loss	(12,840)	(20,274)	37%	(6,802)	(50,765)	87%
Corporate	(15,257)	(12,795)		(48,758)	(40,382)
Stock-based compensation expense	(6,554)	(5,144)		(17,741)	(15,934)
Depreciation and amortization	(4,745)	(5,558)		(15,141)	(15,685)
Impairment, restructuring and other charges	—	(4,498)		—	(10,690)
Other expense, net	(138)	(647)		(622)	(2,835)
Loss before income taxes	$(39,534)	$(48,916)	19%	$(89,064)	$(136,291)	35%

EHEALTH, INC.
COMMISSION REVENUE
(in thousands, unaudited)

Our commission revenue results from approval of an application from health insurance carriers, which we define as our customers under Accounting Standards Codification 606 — Revenue from Contracts with Customers (“ASC 606”). Our commission revenue is primarily comprised of commissions from health insurance carriers which is computed using the estimated constrained lifetime values as the “constrained LTVs” of commission payments that we expect to receive. Our commissions include regular payments with respect to administrative services we perform. Our Medicare Supplement plan commissions include certain bonus payments, which are generally based on our attaining predetermined target sales levels or other objectives, as determined by the health insurance carriers.

The following table presents commission revenue by product for the periods indicated:

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2023	2022		2023	2022
Medicare
Medicare Advantage	$43,721	$37,454	17%	$143,231	$152,061	(6)%
Medicare Supplement	2,630	2,534	4%	7,786	11,291	(31)%
Medicare Part D	2,046	1,167	75%	4,686	2,165	116%
Total Medicare	48,397	41,155	18%	155,703	165,517	(6)%
Individual and Family	2,241	2,705	(17)%	10,988	8,945	23%
Ancillary	2,560	2,601	(2)%	7,503	8,080	(7)%
Small Business	3,884	2,640	47%	12,557	8,546	47%
Commission Bonus and Other	157	(124)	227%	(1,323)	(426)	(211)%
Total Commission Revenue	$57,239	$48,977	17%	$185,428	$190,662	(3)%

The following table presents a summary of commission revenue by segment for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Medicare
Commission Revenue from Members Approved During the Period	$39,169	$39,652	$131,792	$173,790
Net Commission Revenue from Members Approved in Prior Periods(a)	9,291	1,685	22,746	(9,052)
Total Medicare Segment Commission Revenue	48,460	41,337	154,538	164,738
Individual, Family and Small Business
Commission Revenue from Members Approved During the Period	3,829	3,600	13,835	14,254
Commission Revenue from Renewals of Small Business Members During the Period	2,028	2,200	7,299	7,281
Net Commission Revenue from Members Approved in Prior Periods(a)	2,922	1,840	9,756	4,389
Total Individual, Family and Small Business Segment Commission Revenue	8,779	7,640	30,890	25,924
Total Commission Revenue	$57,239	$48,977	$185,428	$190,662
_____________
(a) These amounts reflect our revised estimates of cash collections for certain members approved prior to the relevant reporting period that are recognized as adjustments to revenue within the relevant reporting period. The net adjustment revenue includes both increases in revenue for certain prior period cohorts as well as reductions in revenue for certain prior period cohorts. The total reductions to revenue from members approved in prior periods were $0.8 million and $2.1 million for the three months ended September 30, 2023 and 2022, respectively, and $3.7 million and $15.8 million for the nine months ended September 30, 2023 and 2022, respectively. These reductions to revenue primarily relate to the Medicare segment.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
(in thousands, except member and per member data, unaudited)

Selected Metrics — Third Quarter of 2023

	Three Months Ended September 30,		% Change
	2023	2022
Approved Members(2)
Medicare
Medicare Advantage	35,069	37,777	(7)%
Medicare Supplement	3,010	2,581	17%
Medicare Part D	2,480	4,532	(45)%
Total Medicare	40,559	44,890	(10)%
Individual and Family	3,727	4,859	(23)%
Ancillary	12,877	17,019	(24)%
Small Business	1,304	2,436	(46)%
Total Approved Members	58,467	69,204	(16)%

Constrained Lifetime Value of Commissions per Approved Member(3)
Medicare(a)
Medicare Advantage	$997	$953	5%
Medicare Supplement	833	956	(13)%
Medicare Part D	235	219	7%
Individual and Family
Non-Qualified Health Plans	325	306	6%
Qualified Health Plans	322	289	11%
Ancillary
Short-term	151	149	1%
Dental	108	100	8%
Vision	72	61	18%
Small Business	226	217	4%
(a) Constraints for all Medicare products remained the same for the periods presented.

Expense Metrics per Approved Member(4)
Medicare
Customer care and enrollment cost per Medicare Advantage (“MA”)-equivalent approved member	$989	$659	50%
Variable marketing cost per MA-equivalent approved member	557	554	1%
Total acquisition cost per MA-equivalent approved member	$1,546	$1,213	27%
Individual and Family Plan (“IFP”)
Customer care and enrollment cost per IFP-equivalent approved member	$272	$173	57%
Variable marketing cost per IFP-equivalent approved member	68	91	(25)%
Total acquisition cost per IFP-equivalent approved member	$340	$264	29%
__________
Note: See accompanying footnotes on page 13.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
(in thousands, except member and per member data, unaudited)

Selected Metrics — Nine Months Ended September 30, 2023

	Nine Months Ended September 30,		% Change
	2023	2022
Approved Members(2)
Medicare
Medicare Advantage	131,117	171,714	(24)%
Medicare Supplement	10,518	12,229	(14)%
Medicare Part D	9,274	16,200	(43)%
Total Medicare	150,909	200,143	(25)%
Individual and Family	18,111	19,261	(6)%
Ancillary	42,584	54,255	(22)%
Small Business	5,207	6,775	(23)%
Total Approved Members	216,811	280,434	(23)%

	As of September 30,		% Change
	2023	2022
Estimated Membership(5)
Medicare(6)
Medicare Advantage	565,126	582,203	(3)%
Medicare Supplement	93,732	97,829	(4)%
Medicare Part D	209,475	224,542	(7)%
Total Medicare	868,333	904,574	(4)%
Individual and Family(6)	85,118	103,262	(18)%
Ancillary(6)	184,248	215,616	(15)%
Small Business(7)	46,316	49,543	(7)%
Total Estimated Membership	1,184,015	1,272,995	(7)%
__________
Note: See accompanying footnotes on page 13.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses (in thousands)(1):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP marketing and advertising expense	$28,988	$30,556	$85,171	$118,973
Stock-based compensation expense	(605)	(570)	(1,598)	(1,311)
Non-GAAP marketing and advertising expense(1)	$28,383	$29,986	$83,573	$117,662

GAAP customer care and enrollment expense	$40,682	$29,398	$100,501	$100,711
Stock-based compensation expense	(836)	(610)	(2,229)	(1,576)
Non-GAAP customer care and enrollment expense(1)	$39,846	$28,788	$98,272	$99,135

GAAP technology and content expense	$13,828	$19,399	$43,872	$56,842
Stock-based compensation expense	(1,306)	(1,341)	(3,384)	(5,012)
Non-GAAP technology and content expense(1)	$12,522	$18,058	$40,488	$51,830

GAAP general and administrative expense	$20,422	$17,300	$63,445	$54,485
Stock-based compensation expense	(3,807)	(2,623)	(10,530)	(8,035)
Non-GAAP general and administrative expense(1)	$16,615	$14,677	$52,915	$46,450

GAAP operating costs and expenses	$104,114	$101,645	$293,651	$342,491
Stock-based compensation expense	(6,554)	(5,144)	(17,741)	(15,934)
Impairment, restructuring and other charges	—	(4,498)	—	(10,690)
Non-GAAP operating costs and expenses(1)	$97,560	$92,003	$275,910	$315,867

Reconciliation of GAAP Net Loss Attributable to Common Stockholders to Adjusted EBITDA and Adjusted EBITDA Margin (in thousands)(1):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP net loss attributable to common stockholders	$(47,243)	$(46,998)	$(108,206)	$(131,986)
Preferred stock dividends	5,320	4,933	15,644	14,420
Change in preferred stock redemption value	4,898	2,916	12,158	8,173
GAAP net loss	(37,025)	(39,149)	(80,404)	(109,393)
Stock-based compensation expense	6,554	5,144	17,741	15,934
Depreciation and amortization	4,745	5,558	15,141	15,685
Impairment, restructuring and other charges	—	4,498	—	10,690
Other expense, net	138	647	622	2,835
Benefit from income taxes	(2,509)	(9,767)	(8,660)	(26,898)
Adjusted EBITDA	$(28,097)	$(33,069)	$(55,560)	$(91,147)
Net income margin	(57)%	(73)%	(39)%	(52)%
Adjusted EBITDA margin	(43)%	(62)%	(27)%	(44)%
__________
Note: See accompanying footnotes on page 13.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Reconciliation of Guidance GAAP Net Loss Attributable to Common Stockholders to Adjusted EBITDA (in millions)(1):

	Full Year 2023 Guidance
	Low	High
GAAP net loss attributable to common stockholders	$(84.0)	$(64.0)
Impact from preferred stock	38.0	38.0
GAAP net loss	(46.0)	(26.0)
Stock-based compensation expense	22.0	20.0
Depreciation and amortization	22.0	21.0
Impairment, restructuring and other charges	—	—
Other expense, net	7.0	6.0
Benefit from income taxes	(8.0)	(4.0)
Adjusted EBITDA	$(3.0)	$17.0
__________
Note: See accompanying footnotes on page 13.

EHEALTH, INC.
Footnotes to Preceding Financial Statements and Metrics

(1)Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with non-GAAP financial measures, including non-GAAP operating costs and expenses, adjusted EBITDA and adjusted EBITDA margin.

•Non-GAAP operating costs and expenses are calculated by excluding the effect of expensing stock-based compensation related to stock options, restricted stock awards, performance-based and market-based awards and employee stock purchase plan. Total non-GAAP operating costs and expenses is calculated by excluding the effect of expensing stock-based compensation related to stock options, restricted stock awards, performance-based and market-based awards and employee stock purchase plan and impairment, restructuring and other charges.

•Adjusted EBITDA is calculated by excluding dividends for preferred stock and change in preferred stock redemption value (together “the impact from preferred stock”), income tax expense (benefit), depreciation and amortization, stock-based compensation expense, impairment, restructuring and other charges, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles.

•Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue.

eHealth believes that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provide an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Non-GAAP operating costs and expenses, adjusted EBITDA and adjusted EBITDA margin are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and depreciation and amortization described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP net income (loss), GAAP net income (loss) attributable to common stockholders and GAAP net income (loss) margin and providing investors with reconciliations from eHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The tables above provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.
(2)Approved members represent the number of individuals on submitted applications that were approved by the relevant insurance carrier for the identified product during the current period. The applications may be submitted in either the current period or prior periods. Not all approved members ultimately become paying members.
(3)Constrained lifetime value (“LTV”) of commissions per approved member for Medicare, individual and family and ancillary plans represents commissions estimated to be collected over the estimated life of an approved member’s plan after applying constraints in accordance with our revenue recognition policy. Constrained LTV of commissions per approved member for small business represents the estimated commissions we expect to collect from the plan over the following twelve months. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, estimated average plan duration, the regulatory environment, and cancellations of insurance plans offered by health insurance carriers with which we have a relationship and applied constraints. The constraints are applied to help ensure that commissions estimated to be collected over the estimated life of an approved member’s plan are recognized as revenue only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with future commissions receivable from the plan is subsequently resolved. These factors may result in varying values from period to period.
(4)Expense Metrics per Approved Member: Marketing initiatives are an important component of our strategy to increase revenue and are primarily designed to encourage consumers to complete an application for health insurance. We calculate and evaluate the customer care and enrollment (“CC&E”) expense per approved member and the variable marketing cost per approved member. We incur CC&E expenses in assisting applicants during the enrollment process. Variable marketing costs represent direct costs incurred

EHEALTH, INC.
Footnotes to Preceding Financial Statements and Metrics
in member acquisition from our marketing partners and online advertising channels. Variable marketing costs exclude fixed overhead costs, such as personnel related costs, consulting expenses, facilities and other operating costs allocated to the marketing and advertising department.
The numerator used to calculate each member acquisition metric discussed above is the portion of the respective operating expenses for CC&E and marketing and advertising that is directly related to member acquisition for our sale of Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans (collectively, the “Medicare Plans”) and for all individual and family plans and short-term health insurance plans (collectively, the “IFP Plans”), respectively. The denominator used to calculate each metric is based on a derived metric that represents the relative value of the new members acquired. For Medicare Plans, we call this derived metric Medicare Advantage (“MA”)-equivalent approved members, and for IFP Plans, we call this derived metric IFP-equivalent approved members. MA-equivalent approved members is a derived metric with a Medicare Part D approved member being weighted at 25% of a Medicare Advantage member and a Medicare Supplement member based on their relative LTVs at the time of our adoption of ASC 606. We calculate the number of MA-equivalent approved members by adding the total number of approved Medicare Advantage and Medicare Supplement members and 25% of the total number of approved Medicare Part D members during the periods presented. IFP-equivalent approved members is a derived metric with a short-term approved member being weighted at 33% of a major medical individual and family health insurance plan member based on their relative LTVs at the time of our adoption of ASC 606. We calculate the number of IFP-equivalent approved members by adding the total number of approved qualified and non-qualified health plan members and 33% of the total number of short-term approved members during the period presented.
(5)Estimated membership represents the estimated number of members active as of the date indicated based on the number of members for whom we have received or applied a commission payment during the period of estimation.
Health insurance carriers bill and collect insurance premiums paid by our members. The carriers do not report to us the number of members that we have as of a given date. The majority of our members who terminate their policies do so by discontinuing their premium payments to the carrier or notifying the carrier directly and do not inform us of the cancellation. Also, some of our members pay their premiums less frequently than monthly. Given the number of months required to observe non-payment of commissions in order to confirm cancellations, we estimate the number of members who are active on insurance policies as of a specified date.
After we have estimated membership for a period, we may receive information from health insurance carriers that would have impacted the estimate if we had received the information prior to the date of estimation. We may receive commission payments or other information that indicates that a member who was not included in our estimates for a prior period was in fact an active member at that time, or that a member who was included in our estimates was in fact not an active member of ours. For instance, we reconcile information carriers provide to us and may determine that we were not historically paid commissions owed to us, which would cause us to have underestimated membership. Conversely, carriers may require us to return commission payments paid in a prior period due to policy cancellations for members we previously estimated as being active. We do not update our estimated membership numbers reported in previous periods. Instead, we reflect updated information regarding our historical membership in the membership estimate for the current period. If we experience a significant variance in historical membership as compared to our initial estimates, while we keep the prior period data consistent with previously reported amounts, we may provide the updated information in other communications or disclosures. As a result of the delay in our receipt of information from insurance carriers, actual trends in our membership are most discernible over periods longer than from one quarter to the next. As a result of the delay we experience in receiving information about our membership, it is difficult for us to determine with any certainty the impact of current conditions on our membership retention. Various circumstances could cause the assumptions and estimates that we make in connection with estimating our membership to be inaccurate, which would cause our membership estimates to be inaccurate.
(6)To estimate the number of members on Medicare-related, individual and family, and ancillary health insurance plans, we take the respective sum of (i) the number of members for whom we have received or applied a commission payment for a month that may be up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations through the date of the estimate). To the extent we determine through confirmations from a health insurance carrier that a commission payment is delayed or is inaccurate as of the date of estimation, we adjust the estimated membership to also reflect the number of members for whom we expect to receive or to refund a commission payment. Further, to the extent we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. For ancillary health insurance plans, the one to three-month period varies by insurance product and is largely dependent upon the timeliness of commission payment and related reporting from the related carriers.
(7)To estimate the number of members on small business health insurance plans, we use the number of initial members at the time the group was approved, and we update this number for changes in membership if such changes are reported to us by the group or carrier. However, groups generally notify the carrier directly of policy cancellations and increases or decreases in group size without informing us. Health insurance carriers often do not communicate policy cancellation information or group size changes to us. We often are made aware of policy cancellations and group size changes at the time of annual renewal and update our membership statistics accordingly in the period they are reported.